Exhibit 99.1

Off The Hook Yachts’ Autograph Yacht Group Achieves Substantial Q4 2025 Momentum in Luxury Yacht Sales

New luxury brokerage secures ~$100 million in listings and closes 22 deals worth ~$35 million since October launch

Off The Hook’s comprehensive platform integrates premium brokerage and wholesale trade-ins driven by industry-leading AI engine with Azure financing to accelerate high-end inventory turns and capture more margin opportunities

Boutique approach led by veteran Florida team delivers early traction with discerning buyers and sellers

Wilmington, NC — January 5, 2026—Off The Hook YS Inc. (NYSE: OTH) (“Off the Hook Yachts” or “Off the Hook” or “the Company”), America’s largest buyer and seller of pre-owned boats, today announced strong fourth-quarter 2025 momentum at Autograph Yacht Group, the Company’s internally created luxury yacht brokerage division launched in October 2025.

In its first quarter of operations, Autograph rapidly established traction in the upper end of the market focusing on yachts generally ranging from $500,000 to $20 million and up, while also strengthening Off The Hook’s broader platform through meaningful operational synergies with the Company’s AI-driven used-boat wholesale trading capabilities and Azure Funding, the Company’s marine finance division.

While traditional yacht brokerages typically cannot embrace trade-ins, Autograph Yacht Group does, powered by Off The Hook’s platform, a proprietary, industry-leading AI engine that supports Autograph’s brokerage operations, creating a clear competitive advantage. The system is designed to intelligently match buyers and sellers by analyzing client preferences, vessel data, market conditions, and transaction history which enhances deal velocity, pricing accuracy and overall client experience.

“Autograph was built to elevate how premium yachts are represented and sold, while also making our entire platform stronger,” said Brian John, CEO of Off The Hook. “When a high-end buyer wants to trade in, we can leverage Off The Hook’s scale as a leading pre-owned buyer and seller to create liquidity fast. When a buyer wants financing, Azure can help provide tailored marine lending solutions. Ultimately, when a luxury yacht owner demands white-glove brokerage, Autograph delivers it, supported by the data, reach, and transaction infrastructure we’ve built across the Company. That integrated model is designed to help us turn inventory faster, capture more margin opportunities, and improve the customer experience end-to-end.”

Autograph’s boutique brokerage model blends expert valuation, strategic marketing, and personalized service designed specifically for high-discretion clients seeking a more curated sales experience. Autograph currently operates from waterfront offices in Jupiter and Fort Lauderdale, Florida, providing local expertise in one of the most active luxury boating corridors in the U.S.

“Autograph launched with a clear mission: deliver the highest standard in yacht brokerage for the most discerning customers,” said Mike Burke, President of Autograph Yacht Group. “Our Florida team brings more than 100 years of combined experience, and we’ve assembled nine brokers focused on executing a boutique, high-touch process that earns trust and closes transactions. In just our first quarter in business to date, we’ve compiled roughly $100 million in listings and closed 22 deals totaling about $35 million in sales volume, contributing meaningful brokerage commission revenue to Off The Hook. We’re extremely optimistic about our growth trajectory as we continue to pair exceptional client service with the strength of Off The Hook’s broader platform.”

Contacts

Off The Hook YS Inc.

Chad Corbin, Chief Financial Officer

ccorbin@offthehookys.com

Investor Contact

IR@offthehookys.com

About Off The Hook YS Inc.

Founded in 2012, Off The Hook YS Inc. has become one of America’s largest buyers and sellers of pre-owned boats. Headquartered in Wilmington, North Carolina, with operations throughout the East Coast and South Florida, the Company acquires more than $100 million in boats and yachts annually. Off The Hook Yachts leverages AI-assisted valuation tools and a data-driven sales platform to bring speed and transparency to yacht transactions, supported by a nationwide network of offices and marinas offering brokerage, wholesale, and performance yacht sales. Customers can buy boats from our many boat brokers including Autograph Yacht Group, our premier yacht brokerage offering expert service, exclusive listings, and a refined approach to buying and selling yachts. They can finance them with our Azure Funding Division, our recreational loan broker and lender providing financing solutions for individuals, dealerships, and brokerages. Off the Hook Yacht Services provides high-quality maintenance, repair, and support services yacht servicing. Marine Asset Recovery provides asset recovery and repossession services. In addition to our company owned websites, Boatsandbuyers.com and Webuyboats.com provide boat auction and lead generation services. To purchase a boat, explore our inventory or visit the Autograph Yacht Group website.

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Off The Hook YS Inc.’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Off The Hook YS Inc. undertakes no duty to update such information except as required under applicable law.